UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 31, 2011

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 25, 2011, the registrant entered into an Employment Agreement effective January 1, 2011, with Joseph V. Taranto, its Chairman and Chief Executive Officer. The material terms of the Employment Agreement are as follows:

Term:  January 1, 2011 to December 31, 2012
Annual Salary: $1,000,000
Bonus:  Eligible to participate in Annual Incentive Plan
Stock Awards:  Eligible to participate in Stock Incentive Plan

A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.01	CHANGE IN CONTROL OF REGISTRANT

On March 25, 2011, the registrant entered into a Control Agreement effective January 1, 2011, with Joseph V. Taranto, its Chairman and Chief Executive Officer. This Control Agreement will provide Mr. Taranto with certain benefits in the event there is a change of control under the requirements of Section 409A of the Internal Revenue Code of 1986.  A copy of the Control Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	10.1	Employment Agreement with Joseph V. Taranto
dated March 25, 2011

	10.2	Change of Control Agreement with Joseph V. Taranto
dated March 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ DOMINIC J. ADDESSO
Dominic J. Addesso
Executive Vice President and
Chief Financial Officer

Dated:  March 31, 2011